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                                                                      EXHIBIT 23


                       Consent of Independent Accountants

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-31453) of our report dated March 18, 1997, on our audits of the consolidated financial statements of Advanced Radio Telecom Corp. and Subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."


                                         Coopers & Lybrand L.L.P.

Seattle, Washington

August 12, 1997